  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/J.P. Morgan Core Bond Portfolio 07/11/06 Lehman Brothers Inc. "$77,050,000" "$1,250,000,000" $100.00 0.35% Comcast Corp. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 07/11/06 Lehman Brothers Inc. "$48,735,000" "$1,000,000,000" $99.44 0.88% Telecom Italia Capital J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 07/19/06 Citigroup Global Markets "$51,035,000" "$1,000,000,000" $99.79 0.45% National Grid Plc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 07/27/06 Citigroup Global Markets "$15,815,000" "$750,000,000" $99.71 1.00% American Express Company J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 07/25/06 Barclays Capital Inc. "$29,000,000" "$544,000,000" $99.99 0.17% Volkswagen Auto Lease Trust  J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 08/22/06 First Boston Corp. "$70,000,000" "$470,000,000" $99.99 0.13% Ford Credit Auto Owner Trust J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 09/13/06 Merrill Lynch & Co. "$10,405,000" "$350,000,000" $99.87 1.25% FPL Group Capital Inc. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 09/20/06 Lehman Brothers Inc. "$58,745,000" "$750,000,000" $100.00 0.25% Ras Laffan Natural Gas Limited J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 09/26/06 BA Securities Inc. "$20,000,000" "$560,000,000" $100.00 0.16% DaimlerChrysler Auto Trust J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 09/26/06 Lehman Brothers Inc. "$41,865,000" "$500,000,000" $99.83 1.50% "Dominion Resources, Inc." J.P. Morgan Securities Inc.

EQ/Van Kampen Emerging Markets Portfolio 09/18/06 UBS Investment Bank "$752,387" "$18,810,000,000" $8.55 1.00% China Merchants Bank "China International Capital Corp., Ltd."

EQ/J.P. Morgan Core Bond Portfolio 10/04/06 SBC Warburg Inc.  "$60,865,000" "$600,000,000" $99.31 0.88% ABX Financing Company J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 10/04/06 First Boston Brokerage "$20,470,000" "$255,000,000" $99.91 0.88% ITC Holdings Corp. J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 10/18/06 Goldman Sachs and Co. "$8,770,000" "$500,000,000" $100.00 1.50% SunTrust Preferred Capital I J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 10/27/06 Deutsche Bank AG  "$75,000,000" "$1,750,000,000" $100.00 0.27% VTB Capital SA J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 11/02/06 Goldman Sachs and Co. "$86,840,000" "$1,000,000,000" $99.75 0.88% "Goldman Sachs Group, Inc." J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 11/08/06 BA Securities Incorporated "$18,910,000" "$1,000,000,000" $99.51 0.45% "Time Warner, Inc." J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 11/10/06 Merrill Lynch and Co. "$96,030,000" "$500,000,000" $100.00 0.28% Glitnir BankI HF J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 11/27/06 Goldman Sachs and Co. "$35,675,000" "$750,000,000" $99.46 1.00% Wells Fargo Capital X J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 12/01/06 Merrill Lynch and Co. "$71,400,000" "$750,000,000" $100.00 0.75% Standard Charter PLC J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 12/04/06 Lehman Government Securities "$38,700,000" "$1,250,000,000" $100.00 0.35% Residential Capital LLC J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 12/13/06 Lehman Brothers Inc. "$51,725,000" "$3,000,000,000" $98.60 0.88% "The Home Depot, Inc." J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 12/13/06 Goldman Sachs and Co. "$72,480,000" "$1,650,000,000" $100.00 1.00% SMFG Preferred Capital J.P. Morgan Securities Inc.

EQ/J.P. Morgan Core Bond Portfolio 12/14/06 Merrill Lynch and Co. "$28,715,000" "$1,250,000,000" $99.82 1.00% "Metlife, Inc." J.P. Morgan Securities Inc.

EQ/Van Kampen Comstock Portfolio 10/12/06 Bear Stearns "$15,015,000" "$1,125,000,000" $15.00 3.75% "SAIC, Inc." Morgan Stanley & Co.

EQ/Van Kampen Emerging Markets Equity Portfolio 10/23/06 Merrill Lynch and Co. "$100,000,000" "$35,391,000,000" $3.07 1.00% Industrial & Commercial Bank of China Ltd. "China International Capital Corp., Ltd."

EQ/Van Kampen Emerging Markets Equity Portfolio 12/13/06 Citigroup " $33,627,150 HKD " "$12,490,418,700 HKD" $4.05 HKD 1.00% China Coal Energy Company Ltd. "China International Capital Corp., Ltd. & Morgan Stanley Asia Ltd."